GTT Reports Third Quarter 2017 Financial Results
Q3 Revenue Grew 50.8% Year-Over-Year to $198.9 Million; Up 6.8% Sequentially
Q3 Adjusted EBITDA Grew 75.0% Year-Over-Year to $56.2 Million; Up 4.6% Sequentially
Establishes Next Financial Objectives of $2 Billion in Revenue and $550 Million in Adjusted EBITDA

McLean, VA, November 2, 2017 GTT Communications, Inc. (NYSE: GTT), the leading global cloud networking provider to multinational clients, announced today its financial results for the quarter ended September 30, 2017.
Third quarter highlights:

•	Revenue of $198.9 million grew 50.8% over 3Q16, and grew 6.8% over 2Q17.

•
Net loss was $9.5 million, compared to net income of $5.1 million in 3Q16 and net income of $0.6 million in 2Q17. The 3Q17 net loss included $17.5 million in non-recurring costs related to the Global Capacity acquisition and the term loan repricing.

•
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) of $56.2 million grew 75.0% over 3Q16, and grew 4.6% over 2Q17. Adjusted EBITDA margin of 28.3% grew 390 basis points over 3Q16 and decreased 60 basis points over 2Q17.

•	Capital expenditures were $9.1 million (4.6% of revenue), compared to $5.5 million in 3Q16 (4.2% of revenue) and $9.3 million in 2Q17 (5.0% of revenue).

•
Using constant currency (i) 3Q17 revenue and Adjusted EBITDA would have been lower than reported by $1.1 million and $0.5 million, respectively, compared to 3Q16, and (ii) 3Q17 revenue and Adjusted EBITDA would have been lower than reported by $2.0 million and $1.0 million, respectively, compared to 2Q17.

The results above include the Global Capacity acquisition as of September 15, 2017.
On a pro forma basis, assuming (i) Hibernia’s historical results had been included for all periods presented, (ii) Global Capacity's historical results had been included for all periods presented, and (iii) constant currency:

•	3Q17 revenue and Adjusted EBITDA grew 5.5% and 9.8%, respectively, over 3Q16.

•	3Q17 revenue and Adjusted EBITDA grew 0.5% and 1.1%, respectively, over 2Q17.

See “Annex A: Non-GAAP Financial Information” for more information regarding the computation of Adjusted EBITDA, constant currency and pro forma calculations.
“GTT delivered another good quarter of growth,” stated Rick Calder, GTT president and chief executive officer. “We have great momentum in our business, and with our previously announced financial objectives now well within reach, today we are establishing our next set of financial objectives of $2 billion in revenue and $550 million in Adjusted EBITDA within the next four years.”
“Our clients continue to demonstrate tremendous demand for our cloud networking services given our strong value proposition,” stated Mike Sicoli, chief financial officer. “Our investment in rep-driven growth, combined with our proven acquisition strategy, is the foundation to drive future growth and margin expansion.”

Conference Call Information
GTT will hold a conference call on Thursday, November 2, 2017 at 10 a.m. Eastern Time. To participate in the live conference call, interested parties may dial +1.844.875.6916 or +1.412.317.6714, enter passcode 10112898, and ask for the GTT Communications call, or view the webcast at GTT’s website.

A telephonic replay of the conference call will be available for one week and may be accessed by calling +1.877.344.7529 or +1.412.317.0088 and using the passcode 10112898. The webcast will be archived in the investor relations section of GTT's website.

Forward-Looking Statements
This earnings release includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding GTT Communications, Inc.’s, plans, objectives and strategies or future events or future financial performance. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company’s filings with the U.S. Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks, which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

About GTT

GTT provides multinationals with a better way to reach the cloud through its suite of cloud networking services, including wide area networking, Internet, managed services and voice services. The company’s Tier 1 IP network, ranked in the top five worldwide, connects clients to any location in the world and any application in the cloud. GTT delivers an outstanding client experience by living its core values of simplicity, speed and agility. For more information on how GTT is redefining global communications, please visit www.gtt.net.

GTT Media Inquiries:                        GTT Investor Relations:
Gina Nomellini                                Jody Burfening/Carolyn Capaccio, LHA
+1.512.721.0338                            +1.212.838.3777
gina.nomellini@gtt.net                 ccapaccio@lhai.com

GTT Communications, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Revenue:
Telecommunications services	$198.9	$131.9	$567.4	$385.2

Operating expenses:
Cost of telecommunications services	100.1	68.2	284.9	202.7
Selling, general and administrative expenses	52.0	37.2	151.5	105.3
Severance, restructuring and other exit costs	11.1	(0.6)	21.8	0.9
Depreciation and amortization	32.8	14.9	94.7	46.1

Total operating expenses	196.0	119.7	552.9	355.0

Operating income	2.9	12.2	14.5	30.2

Other expense:
Interest expense, net	(18.2)	(7.1)	(50.7)	(21.6)
Loss on debt extinguishment	(3.0)	—	(8.7)	(1.6)
Other expense, net	0.2	(0.1)	0.2	(0.6)

Total other expense	(21.0)	(7.2)	(59.2)	(23.8)

(Loss) income before income taxes	(18.1)	5.0	(44.7)	6.4

(Benefit from) provision for income taxes	(8.6)	(0.1)	(22.7)	0.3

Net (loss) income	$(9.5)	$5.1	$(22.0)	$6.1

(Loss) earnings per share:
Basic	$(0.23)	$0.14	$(0.53)	$0.17
Diluted	$(0.23)	$0.14	$(0.53)	$0.16

Weighted average shares:
Basic	41,762,693	37,152,063	41,160,317	36,998,607
Diluted	41,762,693	37,785,921	41,160,317	37,481,414

GTT Communications, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in millions, except per share data)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$34.8	$29.7
Accounts receivable, net of allowances of $3.8 and $2.7, respectively	123.3	76.3
Prepaid and other current assets	28.0	12.8
Total current assets	186.1	118.8
Restricted cash and cash equivalents	—	304.3
Property and equipment, net	494.5	43.4
Intangible assets, net	413.0	193.9
Goodwill	593.1	280.6
Other long-term assets	46.2	12.3
Total assets	$1,732.9	$953.3
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$116.0	$48.2
Acquisition earn-outs and holdbacks	17.6	24.4
Current portion of capital lease obligations	1.6	1.0
Current portion of long-term debt	7.0	4.3
Deferred revenue	61.6	17.9
Total current liabilities	203.8	95.8
Capital lease obligations, long-term portion	0.4	0.1
Long-term debt	1,108.9	725.2
Deferred revenue, long-term portion	112.0	3.4
Deferred tax liability	27.7	—
Other long-term liabilities	8.1	1.0
Total liabilities	1,460.9	825.5
Commitments and contingencies
Stockholders’ equity:
Total stockholders’ equity	272.0	127.8
Total liabilities and stockholders’ equity	$1,732.9	$953.3

GTT Communications, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net (loss) income	$(9.5)	$5.1	$(22.0)	$6.1
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	32.8	14.9	94.7	46.1
Share-based compensation	6.1	4.8	16.0	10.9
Debt discount amortization	—	0.3	0.5	0.6
Loss on debt extinguishment	3.0	—	8.6	1.6
Amortization of debt issuance costs	1.0	0.3	2.6	1.2
Excess tax benefit and deferred income taxes	(10.2)	—	(23.7)	—
Non-cash deferred revenue	(6.7)	(1.7)	(28.0)	(5.0)
Non-cash deferred costs	0.4	0.7	4.3	2.0
Changes in operating assets and liabilities, net of acquisitions:	4.0	(11.0)	(5.9)	(30.8)
Net cash provided by operating activities	20.9	13.4	47.1	32.7

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(100.3)	(0.4)	(652.8)	(14.1)
Purchase of customer contracts	—	—	(14.9)	(6.0)
Change in restricted cash and cash equivalents	—	—	304.3	—
Purchases of property and equipment	(9.1)	(5.5)	(26.9)	(17.8)
Net cash used in investing activities	(109.4)	(5.9)	(390.3)	(37.9)

Cash flows from financing activities:
Proceeds from senior note	—	—	159.0	—
Proceeds from revolving line of credit	—	3.0	—	33.0
Repayment of revolving line of credit	—	(3.0)	(20.0)	(32.0)
Proceeds from term loan	—	—	696.5	29.9
Repayment of term loan	(1.7)	(1.1)	(431.0)	(3.2)
Payment of earn-out and holdbacks	(2.4)	(4.7)	(22.7)	(15.6)
Debt issuance costs	(2.1)	—	(29.9)	(0.9)
Repayment of capital leases	(0.4)	(0.9)	(1.0)	(1.4)
Proceeds from issuance of common stock under ESPP	0.1	1.1	0.5	1.0
Tax withholding related to the vesting of restricted stock units	(0.9)	(1.8)	(3.2)	(3.4)
Exercise of stock options	0.4	0.2	1.0	0.5
Net cash (used in) provided by financing activities	(7.0)	(7.2)	349.2	7.9
Effect of exchange rate changes on cash	(0.4)	(0.3)	(0.9)	(1.9)
Net (decrease) increase in cash and cash equivalents	(95.9)	—	5.1	0.8
Cash and cash equivalents at beginning of period	130.7	15.4	29.7	14.6
Cash and cash equivalents at end of period	$34.8	$15.4	$34.8	$15.4

ANNEX A: Non-GAAP Financial Information

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), from time to time we may use or publicly disclose certain “non-GAAP financial measures” in the course of our financial presentations, earnings releases, earnings conference calls and otherwise. For these purposes, the U.S. Securities and Exchange Commission (“SEC”) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions or cash flows that (i) excludes amounts, or is subject to adjustments that effectively exclude amounts, included in the most directly comparable measure calculated and presented in accordance with GAAP in financial statements, and (ii) includes amounts, or is subject to adjustments that effectively include amounts, that are excluded from the most directly comparable measure so calculated and presented.

Non-GAAP financial measures are provided as additional information to investors to provide an alternative method for assessing our financial condition and operating results. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better evaluate our performance and profitability. These measures are not in accordance with or a substitute for GAAP, and they may be different from or inconsistent with non-GAAP financial measures used by other companies. These measures should be used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.

Pursuant to the requirements of Regulation G, whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)
Adjusted EBITDA is defined as net income/(loss) before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude severance, restructuring and other exit costs, acquisition-related transaction and integration costs, losses on extinguishment of debt, stock-based compensation and, from time to time, other non-cash or non-recurring items.

We use Adjusted EBITDA to evaluate operating performance, and this financial measure is among the primary measures we use for planning and forecasting future periods. We further believe that the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with the results of other companies that have different financing and capital structures. In addition, we have debt covenants that are based on a leverage ratio that utilizes a modified EBITDA calculation, as defined in our Credit Agreement.

The modified EBITDA calculation is similar to our definition of Adjusted EBITDA; however, it includes the pro forma Adjusted EBITDA of and expected cost synergies from the companies acquired by us during the applicable reporting period. Finally, Adjusted EBITDA results, along with other quantitative and qualitative information, are utilized by management and our compensation committee for purposes of determining bonus payouts to our employees.

Adjusted EBITDA Less Capital Expenditures
Adjusted EBITDA less purchases of property and equipment, which we also refer to as capital expenditures, is a performance measure that is used to evaluate the appropriate level of capital expenditures needed to support our expected revenue and to provide a comparable view of our performance relative to other telecommunications companies that may utilize different strategies for providing access to fiber-based services and related infrastructure. We use a “capex light” strategy, which means we purchase fiber-based services and related infrastructure from other providers on an as-needed basis, pursuant to our customers’ requirements. Many other telecommunications companies spend significant amounts of capital expenditures to construct their own fiber networks and data centers, and attempt to purchase as little as possible from other providers. As a result of our strategy, we typically have lower Adjusted EBITDA margins compared to other providers but also spend much less on capital expenditures relative to our revenue. We believe it is important to take both of these factors into account when evaluating our performance.

The following is a reconciliation of Adjusted EBITDA and Adjusted EBITDA less capital expenditures from Net (Loss) Income (amounts in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Adjusted EBITDA
Net (loss) income	$(9.5)	$5.1	$(22.0)	$6.1
(Benefit from) provision for income taxes	(8.6)	(0.1)	(22.7)	0.3
Interest and other expense, net	18.1	7.2	50.5	22.2
Loss on debt extinguishment	3.0	—	8.6	1.6
Depreciation and amortization	32.8	14.9	94.7	46.1
Severance, restructuring and other exit costs	11.1	(0.6)	21.8	0.9
Transaction and integration costs	3.3	0.8	13.8	3.1
Share-based compensation	6.0	4.8	16.0	10.9
Adjusted EBITDA	56.2	32.1	160.7	91.2
Purchases of property and equipment	(9.1)	(5.5)	(26.9)	(17.8)
Adjusted EBITDA less capital expenditures	$47.1	$26.6	$133.8	$73.4

Constant Currency
We evaluate our results of operations both as reported and on a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency data offers valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate constant currency results by converting our current-period local currency financial results using prior-period exchange rates and comparing these adjusted amounts to our prior-period reported results.

Pro Forma Financial Information
In addition to financial measures prepared in accordance with GAAP, from time to time we may use or publicly disclose certain “pro forma” financial measures in the course of our financial presentations, earnings releases, earnings conference calls and otherwise. We believe these certain pro forma financial measures provide a more comparable view of our results relative to prior periods, particularly given the number of acquisitions we have completed in the past.

The following unaudited pro forma financial information and related notes present the historical information of GTT as if the acquisitions of Hibernia Networks (“Hibernia”) and Global Capacity had occurred on the first day of the period presented.

For the three months ended September 30, 2017, compared with the three months ended September 30, 2016, the following unaudited financial information presents historical GTT information as if the acquisitions of Hibernia and Global Capacity had occurred on the first day of the period presented, as reported and in constant currency:

($ in millions)	Three Months Ended September 30,
	2017	2016
Revenue
GTT as reported	$198.9	$131.9
Hibernia, net of pro forma adjustments (1)	—	44.0
Global Capacity, net of pro forma adjustments (1)	41.7	51.2
Pro Forma Revenue	$240.6	$227.1
Pro Forma % Growth	5.9%
Pro Forma % Growth (Constant Currency)	5.5%

Adjusted EBITDA
GTT as reported	$56.2	$32.1
Hibernia, net of pro forma adjustments (2)	—	15.0
Global Capacity, net of pro forma adjustments (2)	1.5	5.0
Pro Forma Adjusted EBITDA	$57.7	$52.1
Pro Forma Adjusted EBITDA Margin %	24.0%	22.9%
Pro Forma % Growth	10.9%
Pro Forma % Growth (Constant Currency)	9.8%

(1) Pro forma adjustments include revenue recognized by acquired company from GTT, net of revenue recognized by GTT from the acquired company prior to their respective close dates; adjustments in deferred revenue from acquired companies and elimination of certain taxes reported as revenue in Global Capacity historic financial statements.

(2) Pro forma adjustments include net adjustments in deferred revenue and deferred costs from acquired company.

For the three months ended September 30, 2017, compared with the three months ended June 30, 2017, the following unaudited financial information presents historical GTT information as if the acquisition of Global Capacity had occurred on the first day of the period presented, as reported and in constant currency:

($ in millions)	Three Months Ended
	September 30, 2017	June 30, 2017
Revenue
GTT as reported	$198.9	$186.2
Global Capacity, net of pro forma adjustments (1)	41.7	51.2
Pro Forma Revenue	$240.6	$237.4
Pro Forma % Growth	1.3%
Pro Forma % Growth (Constant Currency)	0.5%

Adjusted EBITDA
GTT as reported	$56.2	$53.8
Global Capacity, net of pro forma adjustments (2)	1.5	2.3
Pro Forma Adjusted EBITDA	$57.7	$56.1
Pro Forma Adjusted EBITDA Margin %	24.0%	23.6%
Pro Forma % Growth	2.8%
Pro Forma % Growth (Constant Currency)	1.1%

(1) Pro forma adjustments include revenue recognized by acquired company from GTT, net of revenue recognized by GTT from the acquired company prior to their respective close dates; adjustments in deferred revenue from acquired companies and elimination of certain taxes reported as revenue in Global Capacity historic financial statements.

(2) Pro forma adjustments include net adjustments in deferred revenue and deferred costs from Global Capacity.

For the nine months ended September 30, 2017, compared with the nine months ended September 30, 2016, the following unaudited financial information presents historical GTT information as if the acquisitions of Hibernia and Global Capacity had occurred on the first day of the period presented, as reported and in constant currency:

($ in millions)	Nine Months Ended September 30,
	2017	2016
Revenue
GTT as reported	$567.4	$385.2
Hibernia, net of pro forma adjustments (1)	—	134.2
Global Capacity, net of pro forma adjustments (1)	145.7	150.7
Pro Forma Revenue	$713.1	$670.1
Pro Forma % Growth	6.5%
Pro Forma % Growth (Constant Currency)	7.5%

Adjusted EBITDA
GTT as reported	$160.7	$91.3
Hibernia, net of pro forma adjustments (2)	—	45.7
Global Capacity, net of pro forma adjustments (2)	7.7	11.2
Pro Forma Adjusted EBITDA	$168.4	$148.2
Pro Forma Adjusted EBITDA Margin %	23.6%	22.1%
Pro Forma % Growth	13.7%
Pro Forma % Growth (Constant Currency)	15.6%

(1) Pro forma adjustments include revenue recognized by acquired company from GTT prior to their respective close dates; adjustments in deferred revenue from acquired companies and elimination of certain taxes presented as revenue in Global Capacity historic financial statements.

(2) Pro forma adjustments include net adjustments in deferred revenue and deferred costs from acquired company.

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